Exhibit 99.1

Cambium Networks Reports Second Quarter 2022 Financial Results

•
Revenues of $69.3 million, increased 12% sequentially, and decreased 25% year-over-year
•
Enterprise Wi-Fi revenues of $24.0 million, increased 55% sequentially and 31% year-over-year
•
Gross margin of 48.3%, non-GAAP(1) gross margin of 48.9%
•
Operating income of $2.7 million, non-GAAP(1) operating income of $6.3 million
•
Net income of $2.3 million or $0.08 per diluted share, non-GAAP(1) net income of $5.0 million or $0.18 per diluted share
•
Adjusted EBITDA(1) of $7.8 million or 11.3% of revenues

ROLLING MEADOWS, Ill., Aug. 4, 2022 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the second quarter 2022 ended June 30, 2022.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q2 2022	Q1 2022	Q2 2021	Q2 2022	Q1 2022	Q2 2021
Revenues	$69.3	$61.9	$92.7	$69.3	$61.9	$92.7
Gross margin	48.3%	47.1%	49.7%	48.9%	47.8%	50.0%
Operating margin	3.8%	(3.5)%	15.4%	9.1%	1.6%	18.9%
Adjusted EBITDA margin				11.3%	3.1%	19.9%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the second quarter ended June 30, 2022.

“We are pleased to deliver a significant improvement in our second quarter financial results,” said Atul Bhatnagar, president and CEO. “Our supply chain began recovering as we experienced an easing of Chinese government COVID lockdowns allowing for improved production and distribution of our products from Asia.”

Bhatnagar continued, “Cambium’s gigabit wireless fabric allows network operators to dramatically improve broadband performance and quality of service. Our Wi-Fi 6/6E solutions are in the first phase of expansion followed by the next leg of growth comprised of millimeter wave technologies, continued by the opening of 6 GHz spectrum to drive the next generation multi-gigabit fixed wireless broadband infrastructure solutions. We are also forecasting a healthy increase in global defense spending, as national security has become a paramount issue for many nations.”

Revenues of $69.3 million for the second quarter 2022 decreased $23.4 million year-over-year primarily as a result of lower Point-to-Multi-Point revenues primarily due lower demand from service providers and global supply and distribution constraints, offsetting strong demand for enterprise Wi-Fi products and higher Point-to-Point revenues. Revenues for the second quarter 2022 increased by $7.4 million compared to $61.9 million for the first quarter 2022, primarily due to higher enterprise Wi-Fi and Point-to-Point revenues, offset by lower Point-to-Multi-Point revenues.

GAAP gross margin for the second quarter 2022 was 48.3%, compared to 49.7% for the second quarter 2021, and 47.1% for the first quarter 2022. GAAP operating income for the second quarter 2022 was $2.7 million, compared to operating income of $14.3 million for the second quarter 2021, and operating loss of $2.2 million for the first quarter 2022. GAAP net income for the second quarter 2022 was $2.3 million, or net income of $0.08 per diluted share, compared to net income of $11.5 million, or net earnings of $0.40 per diluted share for the second quarter 2021, and net loss of $1.6 million, or net loss of $0.06 per diluted share for the first quarter 2022.

Non-GAAP gross margin for the second quarter 2022 was 48.9%, compared to 50.0% for the second quarter 2021, and 47.8% for the first quarter 2022. Non-GAAP operating income for the second quarter 2022 was $6.3 million, compared to $17.5 million for the second quarter 2021, and $1.0 million for the first quarter 2022. Non-GAAP net income for the second quarter 2022 was $5.0 million, or $0.18 per diluted share, compared to $12.9 million, or $0.45 per diluted share for the second quarter 2021, and $0.3 million, or $0.01 per diluted share, for the first quarter 2022. For the second quarter 2022, adjusted EBITDA was $7.8 million or 11.3% of revenues, compared to adjusted EBITDA of $18.4 million or 19.9% of revenues for the second quarter 2021, and $1.9 million or 3.1% of revenues for the first quarter 2022.

Cash provided by operating activities was $10.0 million for the second quarter 2022, compared to $20.1 million cash provided by operating activities for the second quarter 2021, and $19.2 million cash used in operating activities for the first quarter 2022. Cash totaled $45.9 million as of June 30, 2022, $5.5 million lower than June 30, 2021, due primarily to higher inventories, offset by earnings during the past year. The increase in cash balance of $7.5 million from March 31, 2022, was primarily the result of higher earnings, and improved working capital management.

Second Quarter 2022 Highlights

•
Revenues of $69.3 million, increased 12% sequentially, and was lower by 25% year-over-year.
•
Received a multi-million agreement for 28 GHz millimeter wave solutions for cnWave™ Fixed 5G technology.
•
GAAP net income of $2.3 million or $0.08 per diluted share, non-GAAP net income of $5.0 million or $0.18 per diluted share.
•
Adjusted EBITDA of $7.8 million or 11.3% of revenues, compared to $18.4 million or 19.9% of revenues for the second quarter 2021.
•
Net cash provided by operating activities of $10.0 million, compared to $20.1 million provided by operating activities for the second quarter 2021.
•
Increased new channel partners by approximately 1,600 year-over-year, an increase of 15%.
•
Devices under cnMaestro® Cloud management increased 36% year-over-year.

Third Quarter 2022 Financial Outlook

Taking into account our current visibility, the financial outlook as of August 4, 2022, for the third quarter ending September 30, 2022, is expected to be as follows:

•
Revenues between $72.0-$76.0 million
•
GAAP gross margin between 47.9%-48.9%; and non-GAAP gross margin between 48.5%-49.5%
•
GAAP operating expenses between $32.0-$33.0 million; and non-GAAP operating expenses between $28.9-$29.9 million
•
GAAP operating income between $2.5-$4.2 million; and non-GAAP operating income between $6.1-$7.8 million
•
Interest expense, net of approximately $0.5 million

•
GAAP net income between $1.6-$2.9 million or between $0.06 and $0.10 per diluted share; and non-GAAP net income between $4.5-$5.8 million or between $0.16 and $0.20 per diluted share
•
Adjusted EBITDA between $7.0-$8.7 million; and adjusted EBITDA margin between 9.8%-11.5%
•
GAAP and non-GAAP effective tax rate of approximately 18.0%-20.0%
•
Approximately 28.2 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•
Paydown of debt: $0.7 million
•
Cash flow interest expense: approximately $0.5 million
•
Capital expenditures: $2.4-$2.6 million

Full Year 2022 Financial Outlook

•
Revenues between $280.0-$300.0 million
•
GAAP net income between $3.2-$14.1 million or between $0.11 and $0.50 per diluted share; and non-GAAP net income between $13.1-$25.1 million or between $0.46 and $0.89 per diluted share
•
Adjusted EBITDA margin between 7.8%-12.5%

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions. Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably foreseeable; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, August 4, 2022. To access the live conference call by phone, listeners should dial +1(833) 634-2275 in the U.S. or Canada and +1(412) 902-4143 for international callers, referencing the Cambium Networks conference call. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1(877) 344-7529 in the U.S. or Canada and +1(412) 317-0088 for international callers, using the conference ID number 3054204.

In addition, Cambium Networks President and CEO, Atul Bhatnagar, and Andrew Bronstein, CFO, will present and hold one-on-one meetings with investors including Wednesday August 10, 2022, at Oppenheimer Technology, Internet & Communications Conference held virtually; on Wednesday August 31, 2022, at the Jefferies 2022 Semiconductor, IT Hardware and Communications Infrastructure Summit in Chicago, Ill.; on Thursday September 1, 2022, Cambium will host a tour at our Rolling Meadows, Ill. headquarters with Barrington Research; and on Wednesday September 14, and Thursday September 15, 2022, Cambium will hold one-on-one meetings and present at the Goldman Sachs Communacopa + Technology Conference in San Francisco, Calif. To join the live webcasts for the Oppenheimer and Goldman Sachs conferences, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcasts, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks delivers wireless communications that work for businesses, communities, and cities worldwide. Millions of our radios are deployed to connect people, places and things with a unified wireless fabric that spans multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud. Our multi-gigabit wireless fabric offers a compelling value proposition over traditional fiber and alternative wireless solutions. We work with our Cambium certified ConnectedPartners to deliver purpose-built networks for service provider, enterprise, industrial, and government connectivity solutions in urban, suburban, and rural environments, with wireless that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning our expected next quarter revenues, net income and cash. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2022, and most recent Quarterly Report on Form 10-Q filed on May 6, 2022. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; the impact of the global shortage of certain components including semiconductor chipsets; the constraint in global shipping and logistics; risks presented by the global COVID-19 pandemic, including new or continued government shutdowns such as the recent shutdowns in China that caused some of our manufacturing operations as well as our third-party logistics and warehousing provider to shutdown, which has and could continue to significantly disrupt our manufacturing, supply chain, sales and other operations and negatively impact our financial results; our inability to predict and respond to emerging technological trends and network operators’ changing needs; the impact of the tensions between Russia and Ukraine, which have resulted in our cessation of sales to Russia, Belarus and select regions of Ukraine, and may continue to disrupt our sales and product design activities in these regions; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; current or future unfavorable economic conditions, both domestically and in foreign markets and political tensions among the U.S. and China; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	June 30, 2022	March 31, 2022	June 30, 2021

Revenues	$69,296	$61,896	$92,709
Cost of revenues	35,857	32,730	46,617
Gross profit	33,439	29,166	46,092
Gross margin	48.3%	47.1%	49.7%
Operating expenses
Research and development	10,576	12,102	12,617
Sales and marketing	10,579	10,148	9,718
General and administrative	8,085	7,665	7,896
Depreciation and amortization	1,534	1,446	1,564
Total operating expenses	30,774	31,361	31,795
Operating income (loss)	2,665	(2,195)	14,297
Operating margin	3.8%	-3.5%	15.4%
Interest expense, net	407	497	1,316
Other (income) expense, net	(371)	77	79
Income (loss) before income taxes	2,629	(2,769)	12,902
Provision (benefit) for income taxes	307	(1,201)	1,385
Net income (loss)	$2,322	$(1,568)	$11,517

Earnings (loss) per share
Basic	$0.09	$(0.06)	$0.44
Diluted	$0.08	$(0.06)	$0.40
Weighted-average number of shares outstanding to compute earnings (loss) per share
Basic	26,836,853	26,749,675	26,365,207
Diluted	27,588,772	26,749,675	28,909,348

Share-based compensation included in costs and expenses:
Cost of revenues	$50	$57	$50
Research and development	1,011	1,022	842
Sales and marketing	578	627	539
General and administrative	878	714	667
Total share-based compensation expense	$2,517	$2,420	$2,098

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash	$45,929	$59,291
Accounts receivable, net of allowance of $731 and $683	79,538	69,773
Inventories, net	47,442	33,777
Recoverable income taxes	280	860
Prepaid expenses	3,980	12,170
Other current assets	5,251	4,718
Total current assets	182,420	180,589

Noncurrent assets
Property and equipment, net	10,929	10,490
Software, net	6,847	5,867
Operating lease assets	4,938	5,899
Intangible assets, net	9,938	10,777
Goodwill	9,842	9,842
Deferred tax assets, net	8,897	7,604
Other noncurrent assets	1,089	1,200
TOTAL ASSETS	$234,900	$232,268
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$28,096	$28,241
Accrued liabilities	29,129	21,948
Employee compensation	5,580	16,601
Current portion of long-term external debt, net	3,152	2,489
Deferred revenues	7,269	6,880
Other current liabilities	6,388	5,981
Total current liabilities	79,614	82,140
Noncurrent liabilities
Long-term external debt, net	25,715	26,965
Deferred revenues	6,796	5,363
Noncurrent operating lease liabilities	3,051	4,112
Other noncurrent liabilities	1,572	1,551
Total liabilities	116,748	120,131
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at June 30, 2022 and December 31, 2021; 26,964,218 outstanding at June 30, 2022 and 26,735,183 outstanding at December 31, 2021	3	3
Additional paid in capital	130,430	124,117
Treasury shares, at cost, 188,216 shares at June 30, 2022 and 156,907 shares at December 31, 2021	(4,512)	(3,906)
Accumulated deficit	(6,624)	(7,378)
Accumulated other comprehensive loss	(1,145)	(699)
Total shareholders’ equity	118,152	112,137
TOTAL LIABILITIES AND EQUITY	$234,900	$232,268

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Cash flows from operating activities:
Net income (loss)	$2,322	$(1,568)	$11,517
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of software and intangible assets	1,904	1,790	1,751
Amortization of debt issuance costs	76	77	440
Share-based compensation	2,517	2,420	2,098
Deferred income taxes	80	(1,373)	748
Provision for inventory excess and obsolescence	80	52	(60)
Other	(87)	81	14
Change in assets and liabilities:
Receivables	(10,082)	6,152	(10,881)
Inventories	(7,312)	(6,485)	3,102
Prepaid expenses	8,748	(578)	3,500
Accounts payable	11,899	(12,109)	5,295
Accrued employee compensation	(642)	(10,276)	2,565
Other assets and liabilities	483	2,592	49
Net cash provided by (used in) operating activities	9,986	(19,225)	20,138
Cash flows from investing activities:
Purchase of property and equipment	(1,554)	(714)	(1,150)
Purchase of software	(933)	(1,068)	(801)
Net cash used in investing activities	(2,487)	(1,782)	(1,951)
Cash flows from financing activities:
Repayment of term loan	(656)	—	(19,572)
Issuance of ordinary shares under ESPP	1,127	—	833
Taxes paid related to net share settlement of equity awards	(487)	(42)	(622)
Proceeds from share option exercises	103	146	1,374
Net cash provided by (used in) financing activities	87	104	(17,987)
Effect of exchange rate on cash	(54)	9	15
Net increase (decrease) in cash	7,532	(20,894)	215
Cash, beginning of period	38,397	59,291	51,182
Cash, end of period	$45,929	$38,397	$51,397

Supplemental disclosure of cash flow information:
Income taxes paid	$306	$116	$287
Interest paid	$189	$95	$631

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Point-to-Multi-Point	$28,269	$30,926	$59,796
Point-to-Point	15,684	14,714	14,066
Wi-Fi	24,014	15,508	18,297
Other	1,329	748	550
Total Revenues	$69,296	$61,896	$92,709

REVENUES BY REGION
	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
North America	$31,140	$28,321	$49,346
Europe, Middle East and Africa	21,281	20,332	24,943
Caribbean and Latin America	7,960	5,084	12,152
Asia Pacific	8,915	8,159	6,268
Total Revenues	$69,296	$61,896	$92,709

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) secondary offering expenses, (vii) one-time acquisition costs, and (viii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time acquisition costs and restructuring expenses and secondary offering expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses and secondary offering expenses, nonrecurring legal expenses, write-down of debt issuance costs upon prepayment of debt, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Secondary offering expenses were incurred by Cambium Networks associated with the registration and sale in June 2021 of 2,000,000 ordinary shares held by Vector Capital and during December 2020 of 2,500,000 ordinary shares held by Vector Capital. Cambium Networks did not raise any additional capital in the offering and the expenses are excluded as not part of continuing operations.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred and impacts from the company's income tax valuation allowance initially recognized in the quarter ended June 30, 2019, and as reversed in the quarter ended March

31, 2021. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect to earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net (loss) income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	June 30, 2022	March 31, 2022	June 30, 2021
Net income (loss)	$2,322	$(1,568)	$11,517
Interest expense, net	407	497	1,316
Provision (benefit) for income taxes	307	(1,201)	1,385
Depreciation and amortization of software and intangible assets	1,904	1,790	1,751
EBITDA	4,940	(482)	15,969
Share-based compensation	2,517	2,420	2,098
Secondary offering expenses	—	—	376
Restructuring and other nonrecurring expenses	343	—	—
Adjusted EBITDA	$7,800	$1,938	$18,443

Adjusted EBITDA Margin	11.3%	3.1%	19.9%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
GAAP gross profit	$33,439	$29,166	$46,092
Share-based compensation expense	50	57	50
Amortization of capitalized software costs	370	344	187
Non-GAAP gross profit	$33,859	$29,567	$46,329
Non-GAAP gross margin	48.9%	47.8%	50.0%

GAAP research and development expense	$10,576	$12,102	$12,617
Share-based compensation expense	1,011	1,022	842
Non-GAAP research and development expense	$9,565	$11,080	$11,775

GAAP sales and marketing expense	$10,579	$10,148	$9,718
Share-based compensation expense	578	627	539
Restructuring and other nonrecurring expenses	166	—	—
Non-GAAP sales and marketing expense	$9,835	$9,521	$9,179

GAAP general and administrative expense	$8,085	$7,665	$7,896
Share-based compensation expense	878	714	667
Secondary offering expenses	—	—	376
Restructuring and other nonrecurring expenses	177	—	—
Non-GAAP general and administrative expense	$7,030	$6,951	$6,853

GAAP depreciation and amortization	$1,534	$1,446	$1,564
Amortization of acquired intangibles	419	420	551
Non-GAAP depreciation and amortization	$1,115	$1,026	$1,013

GAAP operating income (loss)	$2,665	$(2,195)	$14,297
Share-based compensation expense	2,517	2,420	2,098
Secondary offering expenses	—	—	376
Amortization of capitalized software costs	370	344	187
Amortization of acquired intangibles	419	420	551
Restructuring and other nonrecurring expenses	343	—	—
Non-GAAP operating income	$6,314	$989	$17,509

GAAP pre-tax income (loss)	$2,629	$(2,769)	$12,902
Share-based compensation expense	2,517	2,420	2,098
Secondary offering expenses	—	—	376
Amortization of capitalized software costs	370	344	187
Amortization of acquired intangibles	419	420	551
Write-off of debt issuance costs upon payment of debt	—	—	338
Restructuring and other nonrecurring expenses	343	—	—
Non-GAAP pre-tax income	$6,278	$415	$16,452

GAAP provision (benefit) for income taxes	$307	$(1,201)	$1,385
Valuation allowance impacts	—	—	—
Tax rate change	(54)	(929)	—
Tax impacts of share vesting	—	—	(1,414)
Tax effect of Non-GAAP adjustments	(730)	(637)	(710)
All other discrete items	(150)	250	(61)
Non-GAAP provision for income taxes	$1,187	$115	$3,570
Non-GAAP ETR	18.9%	27.7%	21.7%

GAAP net income (loss)	$2,322	$(1,568)	$11,517
Share-based compensation expense	2,517	2,420	2,098
Secondary offering expenses	—	—	376
Amortization of capitalized software costs	370	344	187
Amortization of acquired intangibles	419	420	551
Write-off of debt issuance costs upon payment of debt	—	—	338
Restructuring and other nonrecurring expenses	343	—	—
Non-GAAP adjustments to tax	(204)	(679)	(1,475)
Tax effect of Non-GAAP adjustments	(730)	(637)	(710)
Non-GAAP net income	$5,037	$300	$12,882
Non-GAAP fully weighted basic shares	26,964	26,825	26,503
Non-GAAP fully weighted diluted shares	27,586	28,172	28,939
Non-GAAP net income per Non-GAAP basic share	$0.19	$0.01	$0.49
Non-GAAP net income per Non-GAAP diluted share	$0.18	$0.01	$0.45

###

Investor Inquiries:

Peter Schuman, IRC

Vice President Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com